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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported): October 30, 2001

                             VIRTUALFUND.COM, INC.
            (Exact Name of Registrant as Specified in Its Charter)


                                   Minnesota
                (State or Other Jurisdiction of Incorporation)


0-18114                                     41-1612861
(Commission File Number)                    (I.R.S. Employer Identification No.)

6462 City West Parkway, Suite 175
Eden Prairie, MN                            55344
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code: (952) 943-9777
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ITEM 5.   OTHER EVENTS.

     On October 30, 2001, VirtualFund.com, Inc. (the "Company") acquired 1,752,000 shares of the common stock of Business Translation Services, Inc., a Nevada corporation ("BTSV"), for cash totalling $335,000. The shares, which represent approximately 79.6% of BTSV's outstanding shares as of that date, were acquired pursuant to Share Purchase Agreements with certain shareholders of BTSV as follows: Angela Arnone (1,000,000 shares), Ed DeStefano (650,000 shares), Mark DeStefano (51,000 shares) and T.J. Jesky (51,000 shares). Also on October 30, 2001, David Benedetti, BTSV's President and Director, and Ed DeStefano, BTSV's Corporate Secretary, resigned, and John Cavanaugh and Kelly Johnson were appointed to serve in their place.

     Pursuant to an Agreement and Plan of Merger, dated November 12, 2001, by and among BTSV, DCI Telecommunications, Inc., a Colorado corporation ("DCI"), and Muller Media Inc., a New York corporation and a subsidiary of DCI, Muller Media, Inc. was merged with and into BTSV. Immediately prior to and in connection with this merger, BTSV issued 10,000,000 shares of its common stock to DCI pursuant to a separate Share Purchase Agreement. Further in connection with the merger, the representatives of the Company serving as directors of BTSV resigned (John Cavanaugh and Kelly Johnson) and BTSV's board of directors has been expanded to consist of three directors, all of whom are representatives of DCI.

     On November 12, 2001, the Company made a $300,000 loan to BTSV evidenced by a promissory note which matures on October 31, 2002 and is payable in three installments (the "Note"). The Note is convertible into BTSV's common stock under certain circumstances at an initial conversion price of $0.50 per share. If BTSV defaults on the Note, BTSV must issue the Company an additional 2,000,000 shares of its common stock and the conversion price per share will be reduced by 50%. In connection with the Note, BTSV issued the Company an additional 275,000 shares of its common stock and a five-year warrant to purchase 1,200,000 shares of BTSV's common stock at an exercise price of $0.125 per share. Currently, the Company owns approximately 15.4% of BTSV's outstanding shares.

     Equity Securities Investments, Inc., a Minnesota corporation ("Equity"), acted as an investment banker to DCI in connection with the merger described above. Edward S. Adams, a director of the Company is also a director and officer of Equity. In consideration of the investment banking services provided by Equity, Equity received a fee, together with stock and warrants to purchase shares of common stock of BTSV. BTSV also granted the Company and Equity registration rights with respect to the shares issuable to them upon conversion of the Note or upon exercise of their respective warrants.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              VIRTUALFUND.COM, INC.
                              (Registrant)

                              By: /s/  TIMOTHY R. DUOOS
                                  -----------------------
                                  Name:  Timothy R. Duoos
                                  Title: Chairman of the Board
Date: November 27, 2001

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